Exhibit 10.20


                           THIRD AMENDMENT LEASE FROM
                      TRUSTEES OF THE CAMBRIDGE EAST TRUST
                                TO METASYN, INC.

         This is the Third Amendment made as of as of May 1, 1996 to the Lease dated July 7, 1992 between the Trustees of The Cambridge East Trust, as Landlord, and Metasyn, Inc., as Tenant, for premises at 71 Rogers Street and 75 Rogers Street, Cambridge, Massachusetts, amended by First Amendment dated October 25, 2993 and by Second Amendment dated as of September 17, 1994 (the "Lease").

         Whereas, the Landlord is willing and the Tenant wishes to lease as additional premises the premises at the rear of 63 Rogers Street and at the rear of 65 Rogers Street, Cambridge on the terms and conditions stated in the Lease as amended.

         Therefore, for valuable consideration the receipt and sufficiency of which is mutually acknowledged:

         1. The premises at the rear of 63 Rogers Street and at the rear of 65 Rogers Street, Cambridge, consisting of approximately 7,050 square feet and more completely described on Exhibit 7 to this Third Amendment are added to the Lease as of May 1, 1996 in their present condition, for rent and other terms and conditions reflected on Section 1 Reference Data attached to this Third Amendment otherwise on all the terms and conditions of the Lease as previously amended.

         2. Section l Reference Data The Landlord and the Tenant further amend the Lease by substituting Section 1 Reference Data appearing at the end of this Third Amendment for the Section 1 Reference Data attached to the Second Amendment and the Lease is hereby so amended.

         The Premises added to the Lease by this Third Amendment are delivered by Landlord and accepted by Tenant "as is".

         3. The Lease is amended by deleting Section 8.1 in its entirety and substituting the following new Section 8.1 therefor:

         8.1 Compliance with Law, Including Hazardous Substances. Tenant, at its sole expense, shall comply with all applicable law, and all applicable insurance requirements, with respect to Tenant's use and occupancy of the Premises and will not do or permit to be done anything upon the Premises which will violate applicable law or invalidate or be in conflict with fire and casualty insurance policies. Except for necessary quantities of customary and usual cleaning supplies used in cleaning and maintenance of the Premises, which shall be properly stored, and except as otherwise provided in this Section 8.l, there shall not be brought on or kept within the Premises any inflammable, combustible or explosive fluid, material or chemical, or any hazardous, toxic or radioactive material or substance, including without limitation oil

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(collectively, "Hazardous Substances") regulated by any local, state or Federal law (for example, the Federal Comprehensive Environmental Response Compensation Liability Act of l980, the Massachusetts Hazardous Waste Management Act and the Massachusetts Oil and Hazardous Material Release Prevention Act) as now in existence or as hereafter enacted or amended (collectively "Hazardous Substance Law").

         Tenant agrees not to store or use any Hazardous Substance in, on or about the Premises, or dispose of Hazardous Substances from the Premises to any other location, without Landlord's prior written consent, which consent may be withheld unless Tenant has established to Landlord's satisfaction that (i) such Hazardous Substance is related to the Permitted Uses of the Premises and (ii) Tenant has obtained all permits and approvals therefor and the same are validly issued and outstanding and may be relied on by Tenant, or commit or suffer to be committed in or on the Premises any act which would require the filing of a notice pursuant to any Hazardous Substance Law, including without limitation Massachusetts General Laws Chapter 2lE. Notwithstanding Landlord's consent, Tenant covenants and agrees that it shall advise Landlord in writing on a continuing basis (i) of any Hazardous Substances Tenant deals with in any way on the Premises that may be regulated under any Hazardous Substance Law prior to such substances or materials being brought upon the Premises, and (ii) of Tenant's application for, receipt of, rejection regarding, and withdrawal or lapse of, any license or permit required with respect to Hazardous Substances relating to Tenant's activities at the Premises.] In the event that Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Substance Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) days of Tenant's receipt thereof, and Tenant agrees to take all steps necessary to bring Tenant's use of the Premises into compliance with such Hazardous Substance Law and any other applicable law.

         At Landlord's or Landlord's lender's request from time to time during, and upon the expiration of, the Term of this Lease, Tenant shall cause the Premises and the Building and land, air and water related thereto to be inspected by a qualified professional satisfactory to Landlord for the presence of any material or substance prohibited or regulated under any Hazardous Substance Law and to obtain and forward to Landlord the professional's written report setting forth the scope and results of such inspection.

         Tenant agrees not to cause, permit or tolerate, by act or omission of Tenant, Tenant's employees, agents or contractors or any other person who is on or in the vicinity of the Premises by reason of Tenant's occupancy of the Premises, any release or discharge any Hazardous Substance within, onto or in the vicinity of the Premises. Tenant's responsibility shall include all releases or discharges of Hazardous Substances (a) occurring during the Term, without regard to actual occupancy by Tenant, and during any other period Tenant is in occupancy of all or any part of the Premises (the "Possession Period") and also
(b) occurring or continuing to occur after the Possession Period by virtue of events first occurring during the Possession Period for which Tenant is responsible under this Section.



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         Tenant agrees at Tenant's sole cost and expense to remove from the
Premises, and the buildings adjacent to and the air, land and water above, around and under, the Premises and buildings adjacent thereto, as more completely set forth on Exhibit 4 to the Second Amendment, any Hazardous Substance which may be released thereon for which Tenant is responsible under this Lease.

         Tenant shall be liable for and shall indemnify Landlord, as additional rent, against any and all liability arising from the breach of any of Tenant's covenants and agreements under this Section 8.l, including without implied limitation (i) all costs and expenses of or related to response and remediation, whether performed under judicial order, governmental requirement or in voluntary compliance with Hazardous Substance Laws, (ii) all liability for injury to persons and damage to property, (iii) all fines and penalties and (iv) all costs and expenses of dispute, such as attorneys' fees and costs and the fees and costs of Licensed Site Professionals and other persons whose services are reasonably related to such liability, incurred by Landlord in connection therewith, whenever such liability shall arise and for as long as Landlord remains so liable. Tenant shall be liable to and indemnify Landlord to the same extent as Landlord is or may be liable to any governmental agency or to any other person (such as corporations, other legally existing entities and individuals), including, by way of example, other tenants of Landlord's adjacent properties and abutting landowners. Tenant's liability to Landlord is intended to include the same standard of liability imposed on Landlord by Hazardous Substance Law, including strict liability as well as liability for negligence and for willfully wrong conduct.

         Tenant shall not be responsible to Landlord under this Section, either as to removal or indemnification, for releases first occurring off the Premises due to the conduct of persons other than persons for whom Tenant is responsible which migrate onto the Premises, nor shall Tenant be responsible to Landlord under this Section, either as to removal or indemnification, for any releases occurring by act or omission of Landlord, Landlord's employees, agents, contractors or any other person on or in the vicinity of the Premises at Landlord's direction or request, provided as to releases occurring on the Premises involving Hazardous Substances maintained by Tenant that Tenant has exercised due care supervising the person who caused the release during the time that person was on the Premises.

         Tenant releases Landlord from any and all liability with respect to damage, however and whenever arising, actual or contingent, liquidated or unliquidated, which is due to Hazardous Substances, excepting only liability arising from the direct acts of Landlord, its employee and agents.

         Nothing in this Section shall be construed to limit the scope of any other indemnification in this Lease to the extent the same applies to other than Hazardous Substances.

         4.       Except as amended herein, the Lease is ratified and confirmed.




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         5. Agreement Made Only When Amendment Signed. This Amendment shall bind
Landlord and Tenant only when executed and delivered by both. This Amendment when signed by one party and delivered to the other, shall constitute an offer to enter into the Amendment on the terms set forth herein. No submission of this Amendment, unsigned by either party to the other, shall constitute an offer.


                                      LEASE
                                      -----
                              WITH THIRD AMENDMENT
                              --------------------

                                As of May 1, 1996

         1. Reference Data. Each reference in this Lease to the following subjects shall be construed to incorporate the data for that subject stated in this Section 1.

DATE: July 7, 1992, as previously amended by the First Amendment dated October 25, 1993, the Second Amendment dated as of September 17, 1994 and as further amended by this Third Amendment.

PREMISES: (i) The premises shown on Exhibit 1 to the Lease containing approximately 2,500 square feet located in the 2,500 square foot building known as and numbered 71 Rogers Street, (ii) the premises shown on Exhibit 2 to the Lease containing approximately 5,000 square feet in the 5,000 square foot building known as and numbered 75 Rogers Street, (iii) the Premises shown on
Exhibit 6 to the Lease, containing approximately 2,500 square feet in the 2,500 building known as and numbered 69 Rogers Street and (iv) the premises shown on
Exhibit 7 attached to this Third Amendment containing approximately 7,050 square feet and located at the rear of 63 Rogers Street and at the rear of 65 Rogers Street, all in Cambridge, Massachusetts (collectively, the Building.)

LANDLORD: Trustees of The Cambridge East Trust, as Trustees and not individually

ORIGINAL ADDRESS OF LANDLORD:
         c/o Beal and Company, Inc.
         177 Milk Street
         Boston, Massachusetts 02109-3410

TENANT: Metasyn, Inc., a Delaware corporation

ORIGINAL ADDRESS OF TENANT:
         71 Rogers Street
         Cambridge, Massachusetts 02142




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TERM:
         Five years two months (or such shorter time as applicable to the Premises added by Second Amendment) as to the Premises previously included in this Lease

One year eight months as to the Premises being added to the Lease by this Third Amendment

EXTENSION OPTION:  See Section 3.4 of Lease

COMMENCEMENT DATE:
          November 1, 1992 (or the date established in the Second Amendment as to the Premises to the Lease thereby) as to the Premises previously included in this Lease

         May 1, 1996 as to the Premises being added to the Lease by this Third Amendment

TERMINATION DATE: December 31, 1997 (as to all Premises)

ANNUAL FIXED RENT:
         Through April 30, 1996 - As stated in the Lease as previously amended
                  May 1, 1996 - December 31, 1996                $   115,633.33
                  January 1, 1997 - December 31, 1997            $   197,550.00

MONTHLY PAYMENT:
         Through April 30, 1996 - As stated in the Lease as  previously amended
                  May 1, 1996 - December 31, 1996                $    14,454.17
                  January 1, 1997 - December 31, 1997            $    16,462.50

LANDLORD'S RENOVATIONS, ALTERATIONS, IMPROVEMENTS:
         As stated in Section 3.6 of the Lease as to Premises previously part of the Lease

          None as the the Premises being added to the Lease in this Third Amendment

TENANT'S PERCENTAGE OF OPERATING EXPENSES
         & REAL ESTATE TAXES:
                  100% as to all Premises except as stated below

                  40.08% as to the Premises at the rear of 63 Rogers Street

                  81.88% as to the Premises at the rear of 65 Rogers Street

TAX BASE YEAR: None

PERMITTED USES: Office and laboratory use and ancillary animal space to the extent permitted by applicable law, and no other use


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SECURITY DEPOSIT:   $30,287.50

BROKER: Lynch, Murphy, Walsh & Partners - as to the Lease
                       None as to this Third Amendment


Signatures
----------
LANDLORD:                            TENANT:
Trustees of The Cambridge East
Trust, as Trustees and not
individually

By:      Beal and Company, Inc.      Metasyn, Inc.
         Managing Agent


By:   /s/ Bruce A. Beal              By:   /s/ Michael D. Webb
   _________________________            ____________________________
   hereunto duly authorized             Michael D. Webb, President and
                                        Chief Executive Officer
                                        hereunder duly authorized





                             Secretary's Certificate

         The undersigned hereby certifies (1) that he is the duly elected Assistant Secretary of the corporation executing this Lease as amended by this Third Amendment as Tenant, (2) that the Tenant's Board of Directors has duly decided as required by law and the Tenant's governing documents that the Tenant shall enter into this Lease as amended by this Third Amendment and has duly empowered the person who executed this Third Amendment to do so in the name of and on behalf of the Tenant, and (3) that the Tenant's execution and performance of this Lease as amended by this Third Amendment is consistent with and does not contravene or violate the law and governing documents under which Tenant is organized and operated.

                                            /s/ Randall B. Lauffer
                                            -----------------------------------
                                            Randall B. Lauffer, Secretary



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